Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Second Quarter Fiscal 2009 Results

Revenue Grows 13% Sequentially to $17.5 Million; GAAP EPS of $0.01

Orlando, Fla. – July 29, 2009 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the second quarter ended June 30, 2009.

Total revenue for the second quarter of 2009 was $17.5 million, a 13% sequential increase from the first quarter of 2009 and a 4% year-over-year decline from the second quarter of 2008.

Revenue derived from sales of HomePlug-compatible ICs comprised 99% of total revenue for the second quarter of 2009 and totaled $17.4 million, a 14% sequential increase from the first quarter of 2009 and a 1% year-over-year decline from the second quarter of 2008.

Intellon reported gross margins of 50.4% for the second quarter of 2009 compared with 51.0% in the first quarter of 2009 and 43.2% in the year ago quarter.

In accordance with generally accepted accounting principles (GAAP), Intellon reported net income of $0.3 million, or $0.01 per share (basic and diluted), for the second quarter of 2009, compared with breakeven results, or $0.00 per share (basic and diluted), for the first quarter of 2009, and a net loss of $0.2 million, or $0.01 per share (basic and diluted), for the second quarter of 2008.

Non-GAAP net income in the second quarter of 2009 was $0.9 million, or $0.03 per share (basic and diluted), compared with non-GAAP net income of $0.5 million, or $0.02 per share (basic and diluted), for the first quarter of 2009, and non-GAAP net income of $0.2 million, or $0.01 per share (basic and diluted), for the second quarter of 2008.

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“Intellon achieved another solid quarter of operating results during a challenging economic period,” said Charles E. Harris, Chairman and CEO of Intellon. “Strong sequential revenue growth combined with gross margins above 50% and disciplined expense control to deliver better than expected financial results, with non-GAAP EPS of $0.03,” Harris continued.

“Driven largely by improvement in our retail channel and the ongoing ramp of our Ethernet-over-Coax business in China, revenue from our HomePlug business was up 14% sequentially and only down 1% year-over-year. Our cost reduction programs and favorable product mix fueled a 720 basis point year-over-year improvement in our gross margins, demonstrating the effectiveness of our significant focus on this critical parameter. Our favorable operating results and continuing balance sheet management also delivered a $2.7 million increase in cash, cash equivalents and short-term investments, which totaled $62.1 million at quarter end,” Harris concluded.

Recent Business Highlights:

•	Intellon INT6400 HomePlug AV powerline communications IC selected by GigaFast, a Taiwan-based consumer electronics maker, for more than a dozen new products.

•	Intellon named fastest growing company in 2008 among the top 25 suppliers of wired-communications chips by the Linley Group.

•	Intellon and Cavium Networks to collaborate on powerline-based HD video distribution in homes.

•	Intellon announces first HomePlug AV-based powerline communications chipset with extended operating temperature range for Smart Grid applications.

•	Intellon INT6400 selected by Aztech Electronics for use in its new eco-friendly HomePlug AV adapter for the connected digital home.

•	Intellon HomePlug AV chipset selected by Neli for in-home distribution of Free-to-Air digital TV content in Europe.

•	Intellon joins the Russell 3000 Index, which is comprised of the 3000 largest public companies listed on U.S. stock exchanges as measured by market capitalization.

•	Intellon surpasses 30 million shipment milestone for HomePlug-based powerline ICs.

•	Bel Fuse integrates Intellon HomePlug-based INT6400 ICs in new PLC modules for embedded networking and consumer electronics applications.

•	Intellon announces that its HomePlug AV chipsets are fully interoperable with the IEEE’s newly approved 1901 Draft Standard.

Conference Call

Intellon will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 877-941-1427 or 480-629-9664 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of Intellon’s web site at www.intellon.com. An audio replay of the call will be available through August 1, 2009 by dialing 800-406-7325 or 303-590-3030 and entering passcode 4117063.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, Ethernet-over-Coax (EoC), smart grid management, BPL access and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard and the draft IEEE 1901 powerline standard. With more than 30 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. Intellon was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s growth or business momentum, if any, based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to maintain revenue growth or manage future growth, if any, effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, could negatively impact its revenue, gross margins and inventory levels; Intellon depends upon a small number of customers for a significant portion of its revenue, and the loss of, or reduction or cancellation in orders from, any one of these customers could adversely affect Intellon’s operations and financial condition; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenue or market share; the expense and uncertainty involved in customer deployments, changes in industry standards, economic and political conditions in Intellon’s markets, including the risk of continued volatility and uncertainty in global financial and commercial markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-Q dated May 8, 2009, as filed with the Securities and Exchange

Commission. Intellon’s results of operations for the quarter ended June 30, 2009 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

INTELLON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)

Revenue	$17,475	$18,137	$32,983	$34,442

Cost of revenue	8,667	10,310	16,268	19,280

Gross profit	8,808	7,827	16,715	15,162

Cost of operations:
Research and development	3,981	3,935	7,588	8,379
Sales and marketing	2,239	2,095	4,569	4,274
General and administrative	2,302	2,202	4,331	4,271

Operating income (loss)	286	(405)	227	(1,762)

Other income (expense)
Interest income	30	252	93	695
Other	(20)	(32)	(48)	(63)

Total other income	10	220	45	632

Income (loss) before income tax (benefit) expense	296	(185)	272	(1,130)

Income tax (benefit) expense	(31)	57	(60)	57

Net income (loss)	$327	$(242)	$332	$(1,187)

Net income (loss) per common share:
Basic	$0.01	$(0.01)	$0.01	$(0.04)

Diluted	$0.01	$(0.01)	$0.01	$(0.04)

Weighted-average number of shares used in per share calculations:
Basic	31,095	30,878	31,071	30,761

Diluted	31,391	30,878	31,256	30,761

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income and non-GAAP net income per share data.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. Intellon believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Intellon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Intellon’s results of operations in conjunction with the corresponding GAAP measures. Intellon has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Intellon’s non-GAAP net income and non-GAAP net income per share data exclude stock-based compensation expense. Intellon believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
	(in thousands, except per share amounts)

Net revenue	$17,475	$15,508	$18,137

GAAP net income (loss)	$327	$5	$(242)

Non-GAAP adjustment:
Stock-based compensation:
Research and development	178	147	138
Sales and marketing	141	113	109
General and administration	278	227	206

Total stock-based compensation	597	487	453

Non-GAAP net income	$924	$492	$211

Non-GAAP net income per share:
Basic	$0.03	$0.02	$0.01

Diluted	$0.03	$0.02	$0.01

GAAP weighted average shares:
Basic	31,095	31,048	30,878

Diluted	31,391	31,173	31,368

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2009	December 31, 2008*
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$37,104	$35,375
Short-term investments	25,005	20,230
Accounts receivable	9,482	11,532
Inventory, net	5,709	8,029
Prepaid expenses	1,307	961
Other current assets	192	350

Total current assets	78,799	76,477
Property and equipment, net	2,362	2,241
Intangible assets, net	2,571	2,403
Other assets	100	100

TOTAL ASSETS	$83,832	$81,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,693	$6,843
Accrued expenses	2,507	2,166

Total current liabilities	10,200	9,009

Shareholders’ equity:
Common stock	3	3
Additional paid in capital-common	208,978	207,890
Accumulated deficit	(135,349)	(135,681)

Total shareholders’ equity	73,632	72,212

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$83,832	$81,221

*	Information derived from the audited Consolidated Financial Statements

INTELLON CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2009	2008
	(unaudited)	(unaudited)

Operating Activities
Net income (loss)	$332	$(1,187)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,084	809
Depreciation	588	524
Amortization of intangible assets	37	26
Accretion of discount on investment securities	(61)	—

Changes in operating assets and liabilities:
Accounts receivable	2,050	542
Inventory	2,320	263
Prepaid expenses and other assets	(369)	73
Income tax refund	181	75
Accounts payable and accrued expenses	1,191	1,424

Net cash provided by operating activities	7,353	2,549

Investing Activities
Purchase of property and equipment	(709)	(788)
Purchase of short-term investments	(24,964)	—
Proceeds from maturity of short-term investments	20,250	—
Purchase of intangible assets, net	(205)	(426)

Net cash (used in) investing activities	(5,628)	(1,214)

Financing Activities
Proceeds from issuance of common stock, net of issuance costs	—	5,550
Proceeds from exercise of stock options	4	—

Net cash provided by financing activities	4	5,550

Net increase in cash and cash equivalents	1,729	6,885
Cash and cash equivalents, beginning of period	35,375	52,074

Cash and cash equivalents, end of period	$37,104	$58,959